UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 29, 2010

Jones Soda Co.
__________________________________________
(Exact name of registrant as specified in its charter)

Washington	0-28820	52-2336602
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

234 Ninth Avenue N., Seattle, Washington		98109
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	206-624-3357

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02 Termination of a Material Definitive Agreement.

On June 29, 2010, Jones Soda Co. (the "Company") and the Seattle Seahawks announced that the two companies have opted not to continue their sponsorship relationship under the Amended Sponsorship Agreement, dated July 15, 2009, among Jones Soda Co., Football Northwest, LLC d/b/a/ Seattle Seahawks and First & Goal, Inc., effective immediately. Under the Amended Sponsorship Agreement, the Company was the exclusive provider of soft drinks at Qwest Field and Events Center in Seattle, Washington. The Company did not incur any material early termination penalties in connection with the termination of the sponsorship agreement. The decision to discontinue the sponsorship relationship represents a strategic decision by the Company that enables it to redeploy the remaining sponsorship dollars it would otherwise be required to pay over the remaining two-year term of the arrangement to other initiatives that support its core business, and leaves the Seattle Seahawks in a good position to move forward with another carbonated beverage provider.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit 99.1 Press Release dated June 29, 2010

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jones Soda Co.

June 29, 2010	By:	/s/ Michael R. O'Brien

Name: Michael R. O'Brien
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated June 29, 2010